EX-16(11)(b)

CONSENT OF COUNSEL

NATIONWIDE MUTUAL FUNDS

We hereby consent to the use of our name and to the reference to our firm included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended (1933 Act No. 333-170575), on Form N-14 of Nationwide Mutual Funds.

/s Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

April 21, 2011